                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                  FORM 8-K/A

                              AMENDMENT NO. 2 TO
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               November 9, 2001



                               GENSYM CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     0-27696                 04-2932756
-----------------------------  ----------------------  ------------------------
(State or Other Jurisdiction        (Commission            (IRS Employer
    of Incorporation)              File Numbers)          Identification No.)

    52 Second Avenue, Burlington, Massachusetts               01803
----------------------------------------------------  -------------------------
      (Address of Principal Executive Offices)              (Zip Code)

                                (781) 265-7100
 ------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
 ------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     This Amendment No. 2 to the Current Report on Form 8-K is being filed to include the pro forma financial information required by Item 7(b) of Form 8-K and omitted from the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2001, as amended by Amendment No. 1 thereto filed on November 26, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)  Pro Forma Financial Information.


                              GENSYM CORPORATION
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information reflects adjustments to the historical consolidated balance sheet and statements of operations of the Company to give effect to the sale of the Company's NetCure(TM) product line to Rocket Software, Inc., as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2001. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001 give pro forma effect to the sale and related pro forma accounting adjustments as if the sale had occurred on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives pro forma effect to the sale and related pro forma accounting adjustments as if the sale had occurred on September 30, 2001. The pro forma adjustments relating to the sale are described in the notes to the unaudited pro forma consolidated financial information.

     The following unaudited pro forma financial information has been prepared based upon available information that the Company believes is reasonable in the circumstances. In the opinion of the management of the Company, all adjustments necessary to a fair statement of the results for the unaudited nine-month interim periods have been made. This unaudited pro forma consolidated financial information should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The following unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been obtained had the sale actually occurred on the dates assumed, nor is it necessarily indicative of the future financial position or future operating results of the Company.

     The following unaudited pro forma financial information is attached as part of this report:

          Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2000 and the Nine Months Ended September 30, 2001.

          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001.

          Notes to Unaudited Pro Forma Financial Information.

                      Gensym Corporation and Subsidiaries
           Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

                                                        Twelve months ended                       Nine months ended
                                                         December 31, 2000                        September 30, 2001
                                             ----------------------------------------  ---------------------------------------
                                                             Pro forma     Pro forma                   Pro forma     Pro forma
                                              Historical    Adjustments     Results     Historical    Adjustments     Results
                                             -----------  -------------  ------------  -----------   -------------  ----------
REVENUES:
      Product                                $   11,992   $        (21)  $    11,971   $    4,758    $        (6)   $   4,752
      Service                                    15,583             -         15,583       10,656             -        10,656
                                             -----------  -------------  ------------  -----------   ------------   ----------
         Total revenues                          27,575            (21)       27,554       15,414             (6)      15,408
                                             -----------  -------------  ------------  -----------   ------------   ----------

COST OF REVENUES:
      Product                                     1,073             -          1,073          615             -           615
      Service                                     7,323             -          7,323        3,002             -         3,002
                                             -----------  -------------  ------------  -----------   ------------   ----------
         Total cost of revenues                   8,396             -          8,396        3,617             -         3,617

Gross profit                                     19,179            (21)       19,158       11,797             (6)      11,791
                                             -----------  -------------  ------------  -----------   ------------   ----------

OPERATING EXPENSES:
      Sales and marketing                        17,379         (1,697)       15,682        7,411           (933)       6,478
      Research and development                    7,614         (1,688)        5,926        4,271         (1,106)       3,165
      General and administrative                  4,942             -          4,942        3,284             -         3,284
      Restructuring charge                           -              -             -         2,559           (233)       2,326
                                             -----------  -------------  ------------  -----------   ------------   ----------
                                                 29,935         (3,385)       26,550       17,525         (2,272)      15,253
                                             -----------  -------------  ------------  -----------   ------------   ----------

         Operating loss                         (10,756)        (3,406)       (7,392)      (5,728)        (2,278)      (3,462)

OTHER (EXPENSE) INCOME, NET                         211             -            211         (229)            -          (229)
                                             -----------  -------------  ------------  -----------   ------------   ----------

         Loss before provision
                   for income taxes             (10,545)        (3,406)       (7,181)      (5,957)        (2,278)      (3,691)

PROVISION FOR INCOME TAXES                        2,271             -          2,271          121             -           121
                                             -----------  -------------  ------------  -----------   ------------   ----------
         Net loss
                                             $  (12,816)  $     (3,406)  $    (9,452)  $   (6,078)   $    (2,278)   $  (3,812)
                                             ===========  =============  ============  ===========   ============   ==========

         Basic and diluted loss per share    $    (2.01)  $      (0.54)  $     (1.48)  $    (0.93)   $     (0.35)   $   (0.59)
                                             ===========  =============  ============  ===========   ============   ==========

         Basic and diluted weighted average
             common shares outstanding            6,365          6,365         6,365        6,510          6,510        6,510
                                             ===========  =============  ============  ===========   ============   ==========

            See Notes to Unaudited Pro Forma Financial Information

                      Gensym Corporation and Subsidiaries
                Pro Forma Condensed Consolidated Balance Sheet

(In thousands)
                                                  September 30, 2001
                                        -------------------------------------
                                                      Pro forma     Pro forma
                                        Historical    Adjustment     Results
                                        ----------    ----------    ---------
ASSETS

Current Assets:
  Cash and cash equivalents             $    1,283    $    2,504    $   3,787
  Accounts receivable, net                   4,988            -         4,988
  Prepaid expenses                             468            -           468
                                        ----------    ----------    ---------
    Total current assets                     6,739         2,504        9,243
                                        ----------    ----------    ---------

Property and Equipment, net                  1,622            -         1,622

Deposits and other assets                      702            -           702
                                        ----------    ----------    ---------
                                        $    9,063    $    2,504    $  11,567
                                        ==========    ==========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable                         $    1,041    $       -     $   1,041
  Accounts payable                      $    1,344            -         1,344
  Accrued expenses                           3,485           476        3,961
  Deferred revenue                           5,984            -         5,984
                                        ----------    ----------    ---------
    Total current liabilities               11,854           476       12,330

Long-term Liabilities                           25            -            25

Stockholders' Equity:
  Common stock                                  71            -            71
  Capital in excess of par value            21,679            -        21,679
  Treasury stock                            (1,869)           -        (1,869)
  Accumulated deficit                      (21,947)        2,028      (19,919)
  Cumulative translation adjustment           (750)           -          (750)
                                        ----------    ----------    ---------
    Total stockholders' equity              (2,816)        2,028         (788)

                                        ----------    ----------    ---------
                                        $    9,063    $    2,504    $  11,567
                                        ==========    ==========    =========

            See Notes to Unaudited Pro Forma Financial Information

                      GENSYM CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


(1)  INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          On November 9, 2001, Gensym Corporation (the Company) completed the sale of its NetCure product line (NetCure) to Rocket Software, Inc. (Rocket Software). The sale of the NetCure product line was effectuated pursuant to an Asset Purchase Agreement dated November 9, 2001, by and between the Company and Rocket Software. The purchase price paid by Rocket Software was approximately $2.5 million in cash. The purchase price and the other terms and conditions of the Asset Purchase Agreement were determined by arms-length negotiation between the Company and Rocket Software.

(2)  Basis of Presentation

          The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the sale as if the transaction had occurred on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to the sale as if it had occurred on September 30, 2001.

(3)  Pro Forma Adjustments

Income Statement

          The pro forma adjustments give effect to the deletion of the activity directly attributable to the NetCure product line. Activity related to the NetCure product line solely consisted of product revenue, marketing costs and research and development costs. The product marketing costs consisted of personnel, marketing collateral and other costs directly attributable to the launching of the NetCure product line. The research and development costs consisted primarily of personnel costs directly associated with the development of the NetCure product line. The restructuring charge for 2001 has been adjusted to eliminate the severance costs associated with employees engaged in sales and marketing and/or research and development of the NetCure product line.

Balance Sheet

          The $2.5 million sales price of the NetCure product line was received in November 2001. The pro forma adjustments give effect to the receipt of $2.5 million in cash, the incurring of liabilities directly related to the transaction and the recognition of the gain on the transaction as of September 30, 2001.

(c)  Exhibits.

         Exhibit No.        Description
         -----------        -----------

              10.1* Asset Purchase Agreement, dated November 9, 2001, between Gensym Corporation and Rocket Software, Inc.

              99.1* Press release issued by Gensym Corporation on November 9, 2001, announcing the completion of the sale of the Company's NetCure product line.

--------------------
* Previously filed.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 8, 2002            GENSYM CORPORATION



                                      By:  /s/ Jeffrey A. Weber
                                         -----------------------------
                                      Name:  Jeffrey A. Weber
                                      Title: Chief Financial Officer






                                 EXHIBIT INDEX


         Exhibit No.        Description
         -----------        -----------

              10.1* Asset Purchase Agreement, dated November 9, 2001, between Gensym Corporation and Rocket Software, Inc.

              99.1* Press release issued by Gensym Corporation on November 9, 2001, announcing the completion of the sale of the Company's NetCure product line.

--------------------
* Previously filed.